Exhibit 99.1

                                      PROXY
                                       OF
                                  RED OAK BANK

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints Dale G. Potter, Stephen T. Emr and Richard
G. Whitehead and each of them, with full power of substitution, to vote for and on behalf of the undersigned at the annual meeting of shareholders of Red Oak Bank to be held on May 20, 2005, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement/Prospectus, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote on the following issues as follows:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BOARD'S NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 1 DESCRIBED BELOW.

           (Continued and to be signed and dated on the reverse side.)

1. Proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of March 3, 2005, by and among Red Oak Bank, Center Bancorp, Inc. and Union Center National Bank, providing for:

      o     the merger of Red Oak Bank with and into Union Center National Bank;
            and

      o the automatic conversion of all of the outstanding capital stock of Red Oak Bank into either cash or shares of Center common stock or a combination of cash and shares of Center common stock, pursuant to election and allocation procedures described in the Amended and Restated Agreement and Plan of Merger.

                       (THE BOARD RECOMMENDS A VOTE "FOR")

                  FOR              AGAINST           ABSTAIN
                  [_]                [_]               [_]

2. The election of directors to the board of directors of Red Oak Bank, to hold office until the merger is completed, or, if the agreement and plan of merger is terminated for any reason, for a term of one year.

                       (THE BOARD RECOMMENDS A VOTE "FOR")

 [_] FOR all of the nominees listed below         [_] WITHHOLD AUTHORITY
    (except as indicated to the contrary below)       to vote for election of
                                                      directors

NOMINEES: I. Jackson Angell, Carl W. Badenhausen, Thomas W. Berry, William B. Bradbury, Jr., S. Jervis Brinton, Jr., Thomas J. Curtin, Stephen T. Emr, Thomas
G. Jonovich, W. Thomas Margetts, C. Edward McConnell, Dale G. Potter and William
J. Shepherd.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Proposal to approve the transaction of such other business as shall properly come before the annual meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger. The Board of Directors is not aware of any such other matters.

                                    IMPORTANT

PLEASE SIGN AND DATE AND RETURN PROMPTLY

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. GIVE FULL TITLE IF ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.

DATED:_____________________________, 2005


---------------------------------------------------------
SIGNATURE(S)


---------------------------------------------------------
SIGNATURE(S)


                                      -2-